EX-99.B(e)

SCHEDULE I

DISTRIBUTION AGREEMENT

WELLS FARGO FUNDS TRUST

LARGE CAP FUNDS

1.	Capital Growth Fund

2.	Dividend Income Fund

3.	Endeavor Large Cap Fund

4.	Endeavor Select Fund

5.	Equity Index Fund

6.	Growth and Income Fund

7.	Growth Fund

8.	Large Cap Growth Fund

9.	Large Company Core Fund

10.	U.S. Value Fund

11.	Value Fund

SMALL & MID CAP FUNDS

12.	C&B Mid Cap Value Fund

13.	Common Stock Fund

14.	Discovery Fund

15.	Enterprise Fund

16.	Mid Cap Disciplined Fund

17.	Mid Cap Growth Fund

18.	Opportunity Fund

19.	Small Cap Disciplined Fund

20.	Small Cap Growth Fund

21.	Small Cap Opportunities Fund

22.	Small Cap Value Fund

23.	Small/Mid Cap Value Fund

INTERNATIONAL EQUITY FUNDS

24.	Asia Pacific Fund

25.	Emerging Markets Focus Fund

26.	Institutional Emerging Markets Fund

27.	International Core Fund

28.	International Equity Fund

29.	International Value Fund

30.	Overseas Fund

SECTOR FUNDS

31.	Specialized Financial Services Fund

32.	Specialized Health Sciences

33.	Specialized Technology Fund

ALLOCATION FUNDS

34.	Aggressive Allocation Fund

35.	Asset Allocation Fund

36.	Balanced Fund

37.	Conservative Allocation Fund

38.	Growth Balanced Fund

39.	Moderate Balanced Fund

OUTLOOK FUNDS

40.	Outlook Today Fund

41.	Outlook 2010 Fund

42.	Outlook 2020 Fund

43.	Outlook 2030 Fund

44.	Outlook 2040 Fund

LIFE STAGE PORTFOLIOS

45.	Aggressive Portfolio

46.	Conservative Portfolio

47.	Moderate Portfolio

WEALTHBUILDER PORTFOLIOS

48.	Conservative Allocation Portfolio

49.	Equity Portfolio

50.	Growth Allocation Portfolio

51.	Growth Balanced Portfolio

52.	Moderate Balanced Portfolio

53.	Tactical Equity Portfolio

EQUITY GATEWAY FUNDS

54.	C&B Large Cap Value Fund

55.	Diversified Equity Fund

56.	Diversified Small Cap Fund

57.	Equity Income Fund

58.	Equity Value Fund

59.	Growth Equity Fund

60.	Index Fund

61.	Large Cap Appreciation Fund

62.	Large Company Growth Fund

63.	Small Company Growth Fund

64.	Small Company Value Fund

65.	Strategic Small Cap Value Fund[1]

[1]	On February 8, 2006, the Board of Trustees approved the establishment of the Strategic Small Cap Value Fund, which is expected to commence operations in 2006.

TAXABLE INCOME FUND

66.	Corporate Bond Fund

67.	Diversified Bond Fund

68.	Government Securities Fund

69.	High Income Fund

70.	High Yield Bond Fund

71.	Income Plus Fund

72.	Inflation-Protected Bond Fund

73.	Intermediate Government Income Fund

74.	Short Duration Government Bond Fund

75.	Short-Term Bond Fund

76.	Short-Term High Yield Bond Fund

77.	Stable Income Fund

78.	Strategic Income Fund

79.	Total Return Bond Fund

80.	Ultra Short Duration Bond Fund

81.	Ultra Short-Term Income Fund

TAX-FREE INCOME FUND

82.	California Limited-Term Tax-Free Fund

83.	California Tax-Free Fund

84.	Colorado Tax-Free Fund

85.	Intermediate Tax-Free Fund

86.	Minnesota Tax-Free Fund

87.	Municipal Bond Fund

88.	National Limited-Term Tax-Free Fund

89.	National Tax-Free Fund

90.	Nebraska Tax-Free Fund

91.	Short-Term Municipal Bond Fund

92.	Ultra Short-Term Municipal Income Fund

93.	Wisconsin Tax-Free Fund

MONEY MARKET FUNDS

94.	100% Treasury Money Market Fund

95.	California Tax-Free Money Market Fund

96.	California Tax-Free Money Market Trust

97.	Cash Investment Money Market Fund

98.	Government Money Market Fund

99.	Heritage Money Market Fund

100.	Liquidity Reserve Money Market Fund

101.	Minnesota Money Market Fund

102.	Money Market Fund

103.	Money Market Trust

104.	Municipal Money Market Fund

105.	National Tax-Free Money Market Fund

106.	National Tax-Free Money Market Trust

107.	Overland Express Sweep Fund

108.	Prime Investment Money Market Fund

109.	Treasury Plus Money Market Fund

Most recent annual approval by the Board of Trustees: April 8, 2005

Schedule I amended: February 8, 2006

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